(BW)(BUFFETS HOLDINGS) Buffets Holdings, Inc. Reports Same Store Sales Results and Announces Conference Call to Discuss Second Quarter Results

EAGAN, Minn.—(BUSINESS WIRE)—December 22, 2004—Buffets Holdings, Inc. (“Buffets Holdings”) reported a same store sales decrease of 2.3% for the second quarter of its 2005 fiscal year (the twelve-week period ended December 15, 2004) as compared to the comparable prior year period.

Buffets Holdings also announced that it would be conducting a conference call to discuss operating results for its second fiscal quarter on Thursday, January 13, 2005, at 11:00 a.m. (Eastern). You may access this call starting at 10:45 a.m. (Eastern). The conference phone number will be 1-888-228-7864 and the conference ID number will be 2939175. The conference call leader will be Roe Hatlen, Chief Executive Officer of Buffets Holdings.

In consideration of your fellow participants, Buffets Holdings requests that cellular phones not be used. The conference call will be recorded and available for playback through Friday, January 21, 2005 at 6:00 p.m. (Eastern). Playback can be reached by dialing 1-800-642-1687 and requesting conference ID number 2939175.

Buffets currently operates 353 restaurants in 33 states comprising 344 buffet restaurants and nine Tahoe Joe’s Famous Steakhouse(R) restaurants. The buffet restaurants are principally operated under the Old Country Buffet(R) or HomeTown Buffet(R) brands. Buffets also franchises 19 buffet restaurants in seven states.

CONTACTS:

Buffets Holdings, Inc., Eagan, MN
R. Michael Andrews, Jr., Chief Operating Officer (651) 365-2626, or
Don Van der Wiel, Vice President, Finance (651) 365-2789